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                             September 3, 1996

Mr. Joseph Heslet
President
Marketing/Research Partners, Inc.
7981 168th Avenue, N.E.
Redmond, Washington 98052

Re: PURCHASE OF INTEREST IN NEWSTRACK JOINT VENTURE AND REVISION OF PRIOR CALL-OUT RESEARCH AGREEMENTS FOR NEWSTRACK AND MEDIABASE

Dear Joe:

    The purpose of this letter is to set forth the basic terms of an agreement between Premiere Radio Networks, Inc. ("PRNI") and Marketing/Research Partners, Inc. ("MRPI") with respect to (I.) the purchase by PRNI of MRPI's twenty-five percent (25%) share ("MRPI Share") of the Newstrack Joint Venture ("Newstrack JV"), and (ii.) the amendment of prior MRPI agreements to perform call-out research services for PRNI with respect to Mediabase Research ("MPRN") and the Newstrack JV.

AMENDMENT OF PRIOR CALL-OUT AGREEMENTS AND CANCELLATION OF NEWSTRACK JOINT VENTURE AGREEMENT AND CONSIDERATION

    The effect of this letter agreement will be to cancel the Newstrack JV agreement dated March 20, 1995 ("JV Agreement") and amend any prior agreements with respect to the call-out research services currently being undertaken with respect to the Newstrack JV and MPRN effective on June 30, 1996 in exchange for consideration consisting of the following: (I.) $261,250.00 cash, (ii.) cancellation of the $35,000.00 note payable dated August 10, 1995 ("Note") effective on June 30, 1996, (iii.) forgiveness of unpaid accrued interest on the Note through June 30, 1996 in the amount of $1,254.17, (iv.) $31,250.00 cash relating to a payment for MPRN call-out services, (v.) $56,816.00 net book value of equipment of the Newstrack JV as of June 30, 1996, (vi.) $75,000.00 of PRNI trade credits less amounts utilized as of the date hereof (which MRPI has previously been granted access to), (vii) prepaid asset of the Newstrack JV of $44,167.00 and (viii.) a payment of $12,617.93 described below. The total amount of consideration contemplated by this agreement is $473,188.10.

    MRPI hereby acknowledges that PRNI had funded the Newstrack JV with a payment of $66,250.00 cash on or about April 29, 1996 which was paid by the Newstrack JV to MRPI as a


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prepayment for call-out research services related to Newstrack (of which
$44,167.00 cash was remaining as a pre-payment on the books and records of the Newstrack JV as of June 30, 1996). Furthermore, MRPI acknowledges that PRNI has paid $12,617.93 to MRPI (see Exhibit A). The remaining consideration shall be delivered to MRPI by PRNI at closing on or about the date hereof.

    Upon consummation of this agreement, MRPI understands that it shall no longer retain any ownership or other interest in the intellectual property of "Newstrack"or any by-products (other than MRPI's own research methodologies and database of its respondents which shall remain the property of MRPI). MRPI further acknowledges that the Newstrack JV shall cease to exist as a separate entity and PRNI shall no longer be obligated to fund the Newstrack JV. Furthermore, PRNI understands and acknowledges that MRPI shall no longer be obligated under the note as of June 30, 1996 and that MRPI shall own all Newstrack JV property and equipment currently in its possession.

SCOPE OF CALL-OUT RESEARCH SERVICES TO BE PERFORMED BY MRPI FOR NEWSTRACK AND
MPRN

    The scope of call-out research services to be performed by MRPI for Newstrack and MPRN are described in detail on Exhibits B and C attached hereto and on Exhibit B of the JV Agreement (as amended by Exhibit C attached hereto). In general, MRPI shall provide such call-out research services for a period equal to but not greater than (I.) one and a half (1.5) years, or (ii.) until the number of call-out research telephone calls conducted by MRPI in accordance with the parameters set forth on Exhibit C attached hereto and Exhibit B of the JV Agreement with respect to Newstrack is equal to 25,000 calls and the number of calls conducted by MRPI in accordance with the parameters set forth on Exhibit B with respect to MPRN is equal to 16,200 calls.

    The amount and price of calls shall be subject to adjustment as negotiated in good faith between PRNI and MRPI in the event there is a material change in scope (including changes in the duration of calls, changes in the markets covered, etc.) of the call-out research made or to be made at the request of PRNI. Should there be a change in scope requiring fewer calls for or reduced call-out research efforts with respect to either or both of Newstrack and/or MPRN, then PRNI, at its discretion, may allocate the remaining calls or call-out research efforts between either of the two services.

ALLOCATION OF CONSIDERATION

    In consideration for PRNI's willingness to prepay the above-described amounts to MRPI in connection with call-out research services described herein and in consideration for PRNI's willingness to remit the monies which may be owed to MRPI in connection with Item 14., "Purchase Option", set forth in JV Agreement, MRPI has agreed to provide call-out research services to PRNI at its cost which approximates 50% of the amounts previously charged for call-out research services to PRNI and the Newstrack JV.

    The following shall be the amount of the consideration allocable to call-out research services agreed to between PRNI and MRPI:



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                        No. of         Amount                    Total
                        Calls          Per Call       Discount   Amount*
                        -----          --------       --------   -------

    Newstrack - cash    25,000         $6.00          50%        $  75,000.00
    Newstrack - barter  25,000         $1.20          50%           15,000.00
    Mediabse - barter   16,200         $2.78          50%           22,500.00
    Mediabase - cash    16,200         $7.10          50%           57,500.00
                                                                  ------------
                                                                 $ 170,000.00
                                                                  ------------
                                                                  ------------
    * - The amount per week is $1,298.00 and $1,374.00 with respect to Newstrack and Mediabase, respectively.

    The balance of the consideration, or $303,188.10 shall be allocated to PRNI's purchase of MRPI's 25% share of the Newstrack JV as follows:

    Covenant not to compete                 $  10,000.00
    Newstrack intellectual property           255,688.10
                                             ------------
                                              265,688.10
    Barter credits                             37,500.00
                                             ------------
         Total purchase price               $ 303,188.10
                                             ------------
                                             ------------

COVENANT NOT TO COMPETE

    In order to induce PRNI to enter into this agreement, MRPI hereby agrees to not compete with PRNI to the extent set forth in this section.

    MRPI agrees, for a period of two (2) years from the date hereof, that it or Jared Stehney and Joseph Heslet shall not, directly or indirectly, own, manage, operate, actively participate in the operation of, advise, consult or be employed by an entity other than PRNI that syndicates the results of weekly topic-tracking research and software for use by News/Talk radio stations on a barter basis in North America. MRPI agrees that the time scope and geographic limitations set forth hereof are reasonable, are properly required for the adequate protection of the business of PRNI; and that in the event such time limitation and geographic scope is deemed to be unreasonable by a final decision of a court of competent jurisdiction, MRPI agrees to submit to such revision or modification thereof as said court shall deem reasonable.

    MRPI agrees that a breach of this section will cause irreparable injury and damage to PRNI, and that the remedies at law for any such breach would be inadequate. In addition to any other rights and remedies to which PRNI may be entitled should MRPI breach this section, then PRNI shall be entitled to injunctive relief in addition to its actual provable damages.


                                                                              8

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RIGHT OF FIRST REFUSAL

    MRPI shall have the right of first refusal to continue providing the call-out research and fielding information to PRNI with respect to Newstrack. MRPI shall have ten (10) business days to match any bona fide offer submitted by a third party in writing to PRNI (which offer shall be transmitted to MRPI for evaluation). If MRPI matches the third party offer both in terms of price, scope, and service quality, PRNI shall be obligated to select MRPI to continue providing call-out research and fielding. The term of such services shall be at least equal to the term contemplated by any third party bona fide offer that is submitted. The right of first refusal, however, shall not apply in the event PRNI performs such call-out research and fielding services internally.

CANCELLATION OF CALL-OUT RESEARCH SERVICE AND CROSS-COLLATERALIZATION

    Either MRPI or PRNI may cancel their agreement with respect to call-out research services by notification in writing via certified mail, facsimile or overnight courier to the other party with 60 days written notice.

    In the event PRNI or MRPI cancel their agreement(s) with respect to call-out research services provided, or if MRPI is unable to perform the call-out research services under this agreement for any reason, MRPI shall refund to PRNI the value of any unrealized call-out research services. The amount of such refund shall be determined by the greater of (I.) the number of calls which are remaining multiplied by the amount charged by MRPI for such calls set forth in this agreement above, or (ii.) the number of weeks remaining within the one-year period.

    If MRPI is unable to refund the amounts owed to PRNI, PRNI may, upon notification to MRPI, offset and recoup the amount of the unrealized advances paid under this agreement for call-out research services against amounts which may be owed, if any, for uncompleted calls or call-our services, against amounts which may be owed by PRNI to MRPI under the Network Radio Sales Agreement dated February 1, 1996 by and between MRPI and PRNI.

ENTIRE AGREEMENT

    This agreement and its exhibits constitutes the entire agreement between PRNI and MRPI with respect to the cancellation of, and PRNI's purchase of MRPI's 25% interest in the Newstrack JV; and with respect to call-out research services to be provided by MRPI for MPRN and Newstrack. This agreement is binding upon the assigns and successors of each of PRNI and MRPI. This agreement shall be governed by the laws of the State of California.

    This agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors and assigns.


                                                                              9

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                                  Very truly yours,
                                  Premiere Radio Networks, Inc.

                                  /s/ Harold S. Wrobel

                                  Harold S. Wrobel
                                  Senior Vice President

AGREED:

Marketing/Research Partners, Inc.                Premiere Radio Networks, Inc.

/s/ Joseph Heslet                                 /s/ Harold S. Wrobel
-----------------------------                     -----------------------------
Joseph Heslet, President                          Harold S. Wrobel, Senior Vice
                                                  President


                                                                             10

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                        PREPAYMENT CHECK NO. 14614 $12,617.93
                                      EXHIBIT A



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                    CALL-OUT RESEARCH STUDY PARAMETERS - MEDIABASE

                                      EXHIBIT B


MEDIABASE

    Six formats are tested fifty (50) weeks per year. Respondents are P-1's to the format being tested. The geographic area surveyed is the New York, Chicago, Atlanta, Dallas, and Los Angeles ARB MSA's. Respondents are played song hook tapes provided by Premiere Radio Networks, Inc. And asked to rate the songs. The number of hooks on each tape is fifty (50) for CHR, AOR, Alternative, A/C, Country, and Urban formats. Oldies, 70's, and Classic are 100. Respondents can be used a maximum of three times over the course of a three month period. Test results are modemed to Premiere.

                                            TOTAL      #          #
    FORMAT                  DEMOGRAPHIC    SAMPLE     MALE    FEMALE

    HIT                      18-34          50        17        33
    AOR                      18-34          50        17        33
    ALTERNATIVE              18-34          50        33        17
    A/C                      25-44          50        25        25
    COUNTRY                  25-44          50        17        33
    URBAN                    18-34          50        25        25

Three formats are tested six (6) times throughout the year:

                                            TOTAL      #          #
    FORMAT                  DEMOGRAPHIC    SAMPLE     MALE    FEMALE

    OLDIES                   35-54          100       50        50
    70's                     35-54          100       50        50
    CLASSIC                  35-54          100       50        50


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                       CALL-OUT RESEARCH PARAMETERS - NEWSTRACK
                                      EXHIBIT C


NEWSTRACK

Each market is surveyed a total of 25 weeks throughout the course of the year. Respondents must cume a news or talk radio station. The number of respondents per market per week is fifty (50). Respondents are read a list of twenty (20) news topics and asked to tell if they want to hear that topic more, the same, or less on the radio. In addition questions about personalities in the market are asked, along with eight (8) topics of the week. All topics and names of personalities are provided by Premiere. The markets are:

    GROUP 1                       GROUP 2

    New York                      Boston
    Washington D.C.               Miami
    Tampa                         Philadelphia
    St. Louis                     Dallas
    Houston                       Detroit
    Pittsburgh                    Chicago
    Minneapolis                   Cleveland
    Denver                        Seattle
    San Francisco                 San Diego
    Phoenix                       Los Angeles





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